Exhibit 99.1

Contact:	Gary Thompson - Media	Jennifer Chen - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6407
Caesars Entertainment Reports Financial Results for the Third Quarter 2014
LAS VEGAS, November 10, 2014 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported the following third quarter 2014 results and recent developments:

•	Consolidated net revenue up 6.0% year-over-year driven by growth at CERP and CGP

•
Consolidated results reflect strength in social and mobile games and sequential improvement in regional markets offset by several items such as out of service rooms and unfavorable hold at Caesars Palace

•	CERP continued to invest in hospitality offerings and drive awareness around The LINQ and the High Roller

•	CGP integrated the Total Rewards loyalty program into CIE's real-money online gaming platform and celebrated successful opening of Horseshoe Baltimore in August

•	CEOC commenced formal discussions with several creditor groups as part of the company's efforts to improve the entity's financial condition

Summary Financial Data
The table below highlights certain GAAP and non-GAAP financial measures on a consolidated basis:

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions, except per share data)	2014	2013		2014	2013
Casino revenues (1)	$1,395.6	$1,391.5	0.3%	$4,046.5	$4,178.7	(3.2)%
Net revenues (1)	2,212.4	2,087.4	6.0%	6,385.2	6,216.0	2.7%
Loss from operations (1)	(327.8)	(524.0)	37.4%	(50.3)	(248.5)	79.8%
Loss from continuing operations, net of income taxes (1)	(931.7)	(699.2)	(33.3)%	(1,618.3)	(1,077.5)	(50.2)%
Loss from discontinued operations, net of income taxes	(48.4)	(62.6)	22.7%	(177.4)	(110.3)	(60.8)%
Net loss attributable to Caesars	(908.1)	(761.4)	(19.3)%	(1,761.0)	(1,191.3)	(47.8)%
Basic and diluted loss per share	(6.29)	(6.03)	(4.3)%	(12.41)	(9.47)	(31.0)%
Property EBITDA (2)	444.7	510.0	(12.8)%	1,330.3	1,490.1	(10.7)%
Adjusted EBITDA (3)	442.5	508.0	(12.9)%	1,320.8	1,448.2	(8.8)%
____________________
(1) - (3) See footnotes following Basis of Presentation later in this release

Management Commentary
“Our third quarter results reflect strength in the interactive business, stabilizing trends regionally, and generally good performance in Las Vegas considering an operating income impact of over $35 million due to unfavorable hold at Caesars Palace” said Gary Loveman, chairman, chief executive officer and president of Caesars Entertainment Corporation. “Moving forward, we see several dynamics that bode well for our future including signs of improvement in regional markets given limited supply growth and greater traction from our investments in hospitality and entertainment offerings across our network. We expect progress on these fronts to yield a positive effect on our business, as we continue capital structure initiatives intended to reduce leverage at CEOC.”
Other Key Matters During the Quarter
Third quarter Adjusted EBITDA for Caesars Entertainment Corporation was $442.5 million and was negatively impacted year-over-year by approximately $39 million of unfavorable hold, approximately $23 million in bad debt expense, and approximately $52 million driven by lower volumes and lower marginal returns on marketing investment. The year over year increase in bad debt expense was due to a prior year favorable comparison. General weakness in VIP volumes, the reduction of room nights available in Las Vegas as a result of The LINQ Hotel renovation, and business disruption at Caesars Palace due to construction and show cancellations resulted in lower core business volumes versus the prior year quarter. Marketing expense also increased in the quarter, resulting in reduced profitability in our core markets. This marketing spend increase was largely driven by programs aimed at retaining guests in Atlantic City following the closure of the Showboat Atlantic City casino. These items were partially offset by the addition of The Cromwell, Horseshoe Baltimore, and The LINQ, which together accounted over $20 million in EBITDA in the quarter. Furthermore, strong growth in CIE provided approximately $23 million in incremental EBITDA in the quarter.
We are intensely focused on ensuring operating costs are aligned with the current environment to enhance CEC’s profitability. To that end, we are acting to reduce expenses and increase EBITDA across the company through a variety of identified initiatives in operations, marketing and corporate expenses. We expect to produce an incremental $250 to $300 million of EBITDA in 2015 as a result of these actions. The overwhelming majority of this increase will be driven by cost savings.
We have commenced formal discussions with several groups of creditors related to our collective efforts to improve the financial condition of CEOC. We are keenly focused on deleveraging at CEOC and we refer you to our Form 10-Q to be filed later this week for a further discussion of CEOC’s capital structure and liquidity position.
 Basis of Presentation
In the discussion below, the words “Company,” “Caesars,” “Caesars Entertainment,” "CEC," “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, unless otherwise stated or the context requires otherwise.
The financial results presented herein include Caesars with its consolidated entities, Caesars Entertainment Operating Company, Inc. (“CEOC”) and Caesars Entertainment Resort Properties (“CERP”), and with Caesars Growth Partners, LLC (“CGP LLC”), which is consolidated as a variable interest entity.
Due to CEOC's continuing involvement with The LINQ and Octavius Tower of Caesars Palace Las Vegas, CEOC continued to consolidate both of these properties and their related net assets and income statement impacts into CEOC's financial results subsequent to CERP's ownership of The LINQ and Octavius Tower in October 2013, through May 5, 2014, at which point CEOC no longer consolidated the results of The LINQ due to the sale of The LINQ Hotel & Casino ("The LINQ Hotel") to CGP LLC. CEOC continues to consolidate the results of the Octavius Tower in its GAAP results as presented in the reconciliation of Property EBITDA and Adjusted EBITDA. The impact is removed from final reported Property EBITDA and Adjusted EBITDA measures for CEOC.

When CEOC results herein are presented on a consolidated view ("CEOC adjusted"), the presentation eliminates the impact of consolidating The LINQ and Octavius Tower subsequent to its transfer from CEOC to CERP. This transaction has been accounted for as a financing transaction in accordance with GAAP instead of as a completed real estate sale. This accounting treatment results in these properties being reported as part of both CEOC and CERP on a stand-alone basis, and therefore, they are not presented within the CEOC results in this earnings release when results are designated as CEOC adjusted.

CGP LLC results below (Net Revenues and Income from Operations) are reflective of CGP LLC as consolidated into CEC results; accordingly, the results of the four properties which CGP LLC acquired in 2014 from CEOC are included in the CGP LLC results only after the date of acquisition. As a result, the presentation of CGP LLC's results in this release differs from CGP LLC's presentation of its results on a stand-alone basis. Property EBITDA and Adjusted EBITDA are reported as reported by CGP LLC on a stand-alone basis.

"Other" includes consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC results. For example, management fees paid to CEOC related to Planet Hollywood by CGP LLC are included in CEOC adjusted net revenues below, and eliminated in Other.
____________________

(1)
Casino revenues, net revenues, income from operations, and loss from continuing operations, net of income taxes for all periods presented in the table above exclude the results of Alea Leeds casino (closed in March 2013), Golden Nugget casino (closed in February 2014), Harrah's Tunica casino (closed in June 2014), Showboat casino (closed in August 2014) and the subsidiaries that held the Company's land concession in Macau (sold in November 2013) because all of these are presented as discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company's management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

Financial Results
Net Revenues(a)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC adjusted	$1,253.3	$1,519.3	(17.5)%	$3,939.1	$4,528.5	(13.0)%
CERP	535.7	507.2	5.6%	1,565.8	1,516.0	3.3%
CGP LLC	485.8	80.0	*	1,064.6	222.3	*
Parent	15.9	17.7	(10.2)%	51.1	52.1	(1.9)%
Other	(78.3)	(36.8)	(112.8)%	(235.4)	(102.9)	(128.8)%
Total	$2,212.4	$2,087.4	6.0%	$6,385.2	$6,216.0	2.7%

Income/(loss) from Operations(a)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC adjusted	$(304.3)	$(601.7)	49.4%	$(158.8)	$(412.1)	61.5%
CERP	(49.3)	72.5	(168.0)%	78.7	188.9	(58.3)%
CGP LLC	80.7	21.6	*	50.6	(6.1)	*
Parent	(9.7)	0.2	*	(12.5)	(4.5)	(177.8)%
Other	(45.2)	(16.6)	(172.3)%	(8.3)	(14.7)	43.5%
Total	$(327.8)	$(524.0)	37.4%	$(50.3)	$(248.5)	79.8%

Property EBITDA(b)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC adjusted	$231.8	$354.5	(34.6)%	$711.4	$1,026.3	(30.7)%
CERP	130.4	132.9	(1.9)%	403.4	426.1	(5.3)%
CGP LLC	81.2	75.7	7.3%	259.0	239.2	8.3%
Other	1.3	(53.1)	102.4%	(43.5)	(201.5)	78.4%
Total	$444.7	$510.0	(12.8)%	$1,330.3	$1,490.1	(10.7)%

Adjusted EBITDA(b)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC adjusted	$232.2	$352.1	(34.1)%	$717.2	$997.3	(28.1)%
CERP	122.6	123.8	(1.0)%	363.7	398.4	(8.7)%
CGP LLC	105.4	78.7	33.9%	312.8	254.0	23.1%
Other	(17.7)	(46.6)	62.0%	(72.9)	(201.5)	63.8%
Total	$442.5	$508.0	(12.9)%	$1,320.8	$1,448.2	(8.8)%
____________________

*	Not meaningful

(a)	As consolidated, and adjusted, see Basis of Presentation

(b)	As reported, see Basis of Presentation

Liquidity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity's capital resources. CGP LLC is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company ("CAC"). CAC is a managing member of CGP LLC and therefore controls all decisions regarding liquidity and capital resources of CGP LLC.

	September 30, 2014
(In millions)	CEOC	CERP	CGP LLC	Parent
Cash and cash equivalents	$1,479.9	$200.8	$989.2	$512.5
Revolver capacity	106.1	269.5	150.0	—
Revolver capacity drawn or committed to letters of credit	(98.3)	(75.0)	(0.1)	—
Total Liquidity	$1,487.7	$395.3	$1,139.1	$512.5
Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 1:30 p.m. Pacific Time Monday, November 10, 2014 to review its third-quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3723, or 832-412-1752 for international callers, and enter Conference ID 20797507 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company's website for 90 days after the event.
About Caesars
Caesars Entertainment Corporation (CEC) is the world's most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 50 casinos in 14 U.S. states and five countries. The Company's resorts operate primarily under the Caesars®, Harrah's® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intended,” “would,” “estimate,” “continue,” “bode well,” “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company's substantial indebtedness and the restrictions in the Company's debt agreements, and the outcome of discussions with CEOC’s creditors regarding CEOC's capital structure;

•
litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation, including but not limited to, the assertion and outcome of litigation or other claims that have been or may be brought against the Company by certain creditors, some of whom have notified the Company of their objection to various transactions undertaken by the Company in 2013 and 2014;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from cost savings programs, including the program to increase its working capital and excess cash by $500 million;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the ability of the Company's customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the ability to timely and cost-effectively integrate companies that the Company acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of the Company's substantial indebtedness, the ongoing downturn in the U.S. regional gaming industry, or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•
severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on the Company's ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property,

•	the effects of environmental and structural building conditions relating to the Company's properties;

•	access to insurance on reasonable terms for the Company's assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this filing.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Casino	$1,395.6	$1,391.5	$4,046.5	$4,178.7
Food and beverage	394.3	367.3	1,143.8	1,103.5
Rooms	301.3	302.5	915.0	887.5
Management fees	16.0	14.5	44.4	42.3
Other	337.6	220.2	892.3	628.3
Reimbursable management costs	62.6	72.7	196.8	203.2
Less: casino promotional allowances	(295.0)	(281.3)	(853.6)	(827.5)
Net revenues	2,212.4	2,087.4	6,385.2	6,216.0
Operating expenses
Direct
Casino	833.9	760.0	2,412.5	2,329.6
Food and beverage	183.4	163.5	516.0	488.3
Rooms	81.9	74.2	241.6	225.0
Property, general, administrative, and other	605.6	511.3	1,680.5	1,490.0
Reimbursable management costs	62.6	72.7	196.8	203.2
Depreciation and amortization	131.9	124.9	371.1	410.4
Write-downs, reserves, and project opening costs, net of recoveries	19.2	0.5	95.1	44.7
Impairment of intangible and tangible assets	498.6	818.6	548.8	945.9
Loss on interests in non-consolidated affiliates	6.6	4.0	9.4	20.4
Corporate expense	73.9	37.0	192.5	114.3
Acquisition and integration costs	8.8	3.2	71.0	69.6
Amortization of intangible assets	33.8	41.5	100.2	123.1
Total operating expenses	2,540.2	2,611.4	6,435.5	6,464.5
Income/(loss) from operations	(327.8)	(524.0)	(50.3)	(248.5)
Interest expense	(708.3)	(562.9)	(1,954.1)	(1,677.4)
Gain/(loss) on early extinguishment of debt	(66.5)	13.0	(95.2)	17.5
Gain/(loss) on partial sale of subsidiary	—	—	(3.1)	44.1
Other income, including interest income	1.0	0.5	5.1	8.9
Loss from continuing operations before income taxes	(1,101.6)	(1,073.4)	(2,097.6)	(1,855.4)
Income tax benefit	169.9	374.2	479.3	777.9
Loss from continuing operations, net of income taxes	(931.7)	(699.2)	(1,618.3)	(1,077.5)
Discontinued operations
Loss from discontinued operations	(46.1)	(98.7)	(188.4)	(151.5)
Income tax benefit	(2.3)	36.1	11.0	41.2
Loss from discontinued operations, net of income taxes	(48.4)	(62.6)	(177.4)	(110.3)
Net loss	(980.1)	(761.8)	(1,795.7)	(1,187.8)
Net (income)/loss attributable to noncontrolling interests	72.0	0.4	34.7	(3.5)
Net loss attributable to Caesars	$(908.1)	$(761.4)	$(1,761.0)	$(1,191.3)
Loss per share - basic and diluted
Loss per share from continuing operations	$(5.96)	$(5.54)	$(11.16)	$(8.60)
Loss per share from discontinued operations	(0.33)	(0.49)	(1.25)	(0.87)
Net loss per share	$(6.29)	$(6.03)	$(12.41)	$(9.47)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$3,182.4	$2,771.2
Restricted cash	61.5	87.5
Other current assets	917.9	911.6
Total current assets	4,161.8	3,770.3
Property and equipment, net	13,484.8	13,237.9
Goodwill and other intangible assets	5,996.1	6,551.0
Restricted cash	42.5	336.8
Assets held for sale	2.9	11.9
Other long-term assets	803.4	781.0
Total assets	$24,491.5	$24,688.9
Liabilities and Stockholders’ Deficit
Current liabilities
Current portion of long-term debt	$140.6	$197.1
Other current liabilities	2,657.9	2,333.7
Total current liabilities	2,798.5	2,530.8
Long-term debt	22,888.9	20,918.4
Other long-term liabilities	2,518.5	3,143.5
Total liabilities	28,205.9	26,592.7
Total Caesars stockholders’ deficit	(4,012.2)	(3,122.0)
Noncontrolling interests	297.8	1,218.2
Total deficit	(3,714.4)	(1,903.8)
Total liabilities and stockholders' deficit	$24,491.5	$24,688.9

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization ("EBITDA") is presented as a supplemental measure of the Company's performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC's secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company's performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended September 30, 2014					Three Months Ended September 30, 2013
(In millions)	CEOC(i)	CERP(j)	CGP LLC(k)	Other(l)	CEC	CEOC(i)	CERP(j)	Predecessor(k)	Other(l)	CEC
Net income/(loss) attributable to company	$(875.1)	$(141.9)	$61.2	$47.7	$(908.1)	$(1,066.1)	$23.6	$50.5	$230.6	$(761.4)
Net income/(loss) attributable to noncontrolling interests	(0.4)	—	(5.1)	(66.5)	(72.0)	(2.1)	—	(3.7)	5.4	(0.4)
Net income/(loss)	(875.5)	(141.9)	56.1	(18.8)	(980.1)	(1,068.2)	23.6	46.8	236.0	(761.8)
Net (income)/loss from discontinued operations	48.0	—	14.6	(14.2)	48.4	99.4	—	—	(36.8)	62.6
Net (income)/loss from continuing operations	(827.5)	(141.9)	70.7	(33.0)	(931.7)	(968.8)	23.6	46.8	199.2	(699.2)
Income tax (benefit)/provision	(168.6)	(6.2)	22.1	(17.2)	(169.9)	(173.3)	12.9	22.3	(236.1)	(374.2)
Income/(loss) from continuing operations before income taxes	(996.1)	(148.1)	92.8	(50.2)	(1,101.6)	(1,142.1)	36.5	69.1	(36.9)	(1,073.4)
Other (income)/loss, including interest income	(12.6)	—	(19.0)	30.6	(1.0)	0.3	—	(45.0)	44.2	(0.5)
(Gain)/loss on early extinguishments of debt(a)	113.5	—	—	(47.0)	66.5	0.3	(13.4)	0.3	(0.2)	(13.0)
Interest expense	583.9	98.8	44.2	(18.6)	708.3	539.8	49.4	21.6	(47.9)	562.9
Income/(loss) from operations	(311.3)	(49.3)	118.0	(85.2)	(327.8)	(601.7)	72.5	46.0	(40.8)	(524.0)
Depreciation and amortization	76.7	35.5	37.8	(18.1)	131.9	96.2	36.8	24.6	(32.7)	124.9
Amortization of intangible assets	11.3	12.4	—	10.1	33.8	22.5	14.8	—	4.2	41.5
Impairment of intangible and tangible assets(b)	388.3	117.8	63.5	(71.0)	498.6	795.9	5.5	—	17.2	818.6
Write-downs, reserves, and project opening costs, net of recoveries(c)	2.8	4.7	12.3	(0.6)	19.2	11.5	(8.0)	4.8	(7.8)	0.5
Acquisition and integration costs(d)	4.1	0.1	5.5	(0.9)	8.8	3.1	—	0.3	(0.2)	3.2
(Income)/loss on interests in non-consolidated affiliates	6.5	—	—	0.1	6.6	4.3	(0.3)	—	—	4.0
Corporate expense	54.7	9.2	—	10.0	73.9	18.6	11.6	—	6.8	37.0
Impact of consolidating The LINQ and Octavius Tower(e)	(1.2)	—	—	1.2	—	—	—	—	—	—
Change in fair value of contingently issuable non-voting membership units	—	—	(56.4)	56.4	—	—	—	—	—	—
Change in fair value of contingent consideration	—	—	0.1	(0.1)	—	—	—	—	—	—
Gain on sale of bonds	—	—	(99.4)	99.4	—	—	—	—	—	—
EBITDA attributable to discontinued operations	(0.1)	—	(0.2)	—	(0.3)	4.1	—	—	0.2	4.3
Property EBITDA	$231.8	$130.4	$81.2	$1.3	$444.7	$354.5	$132.9	$75.7	$(53.1)	$510.0
Corporate expense	(54.7)	(9.2)	—	(10.0)	(73.9)	(18.6)	(11.6)	—	(6.8)	(37.0)
Stock-based compensation expense (f)	10.7	0.3	22.6	(0.4)	33.2	5.8	0.2	2.0	0.4	8.4
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA(g)	(2.0)	—	—	—	(2.0)	(0.7)	—	—	—	(0.7)
Depreciation in corporate expense	16.5	—	—	—	16.5	3.1	—	—	0.1	3.2
Other items(h)	29.9	1.1	1.6	(8.6)	24.0	8.0	2.3	1.0	12.8	24.1
Adjusted EBITDA	$232.2	$122.6	$105.4	$(17.7)	$442.5	$352.1	$123.8	$78.7	$(46.6)	$508.0

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Nine Months Ended September 30, 2014					Nine Months Ended September 30, 2013
(In millions)	CEOC(i)	CERP(j)	CGP LLC(k)	Other(l)	CEC	CEOC(i)	CERP(j)	Predecessor(k)	Other(l)	CEC
Net income/(loss) attributable to company	$(1,654.0)	$(181.1)	$66.5	$7.6	$(1,761.0)	$(1,681.8)	$57.6	$121.1	$311.8	$(1,191.3)
Net income/(loss) attributable to noncontrolling interests	2.8	—	(14.5)	(23.0)	(34.7)	2.8	—	(4.9)	5.6	3.5
Net income/(loss)	(1,651.2)	(181.1)	52.0	(15.4)	(1,795.7)	(1,679.0)	57.6	116.2	317.4	(1,187.8)
Net (income)/loss from discontinued operations	149.0	—	15.6	12.8	177.4	124.9	—	—	(14.6)	110.3
Net (income)/loss from continuing operations	(1,502.2)	(181.1)	67.6	(2.6)	(1,618.3)	(1,554.1)	57.6	116.2	302.8	(1,077.5)
Income tax (benefit)/provision	(424.0)	(28.6)	31.9	(58.6)	(479.3)	(449.2)	26.0	55.9	(410.6)	(777.9)
Income/(loss) from continuing operations before income taxes	(1,926.2)	(209.7)	99.5	(61.2)	(2,097.6)	(2,003.3)	83.6	172.1	(107.8)	(1,855.4)
Other (income)/loss, including interest income	(18.4)	—	(120.1)	133.4	(5.1)	(7.4)	(0.1)	(128.6)	127.2	(8.9)
(Gain)/loss on partial sale of subsidiary	3.1	—	—	—	3.1	(44.1)	—	—	—	(44.1)
(Gain)/loss on early extinguishments of debt(a)	113.5	—	23.8	(42.1)	95.2	29.8	(52.4)	0.5	4.6	(17.5)
Interest expense	1,667.4	288.4	123.8	(125.5)	1,954.1	1,612.9	157.8	56.2	(149.5)	1,677.4
Income/(loss) from operations	(160.6)	78.7	127.0	(95.4)	(50.3)	(412.1)	188.9	100.2	(125.5)	(248.5)
Depreciation and amortization	231.9	116.2	98.8	(75.8)	371.1	316.4	118.5	73.8	(98.3)	410.4
Amortization of intangible assets	39.0	37.3	—	23.9	100.2	67.6	44.3	—	11.2	123.1
Impairment of intangible and tangible assets(b)	418.1	117.6	63.5	(50.4)	548.8	898.8	29.9	—	17.2	945.9
Write-downs, reserves, and project opening costs, net of recoveries(c)	61.9	10.4	34.3	(11.5)	95.1	38.6	10.7	15.8	(20.4)	44.7
Acquisition and integration costs(d)	17.3	0.3	11.5	41.9	71.0	20.5	—	0.5	48.6	69.6
(Income)/loss on interests in non-consolidated affiliates	9.4	—	—	—	9.4	23.0	(3.0)	—	0.4	20.4
Corporate expense	133.4	42.9	—	16.2	192.5	62.8	36.8	—	14.7	114.3
Impact of consolidating The LINQ and Octavius Tower(e)	(33.0)	—	—	33.0	—	—	—	—	—	—
Change in fair value of contingently issuable non-voting membership units	—	—	(7.9)	7.9	—	—	—	—	—	—
Change in fair value of contingent consideration	—	—	32.7	(32.7)	—	—	—	48.9	(48.9)	—
Gain on sale of bonds	—	—	(99.4)	99.4	—	—	—	—	—	—
EBITDA attributable to discontinued operations	(6.0)	—	(1.5)	—	(7.5)	10.7	—	—	(0.5)	10.2
Property EBITDA	$711.4	$403.4	$259.0	$(43.5)	$1,330.3	$1,026.3	$426.1	$239.2	$(201.5)	$1,490.1
Corporate expense	(133.4)	(42.9)	—	(16.2)	(192.5)	(62.8)	(36.8)	—	(14.7)	(114.3)
Stock-based compensation expense (f)	32.9	1.3	49.0	—	83.2	15.7	0.5	12.5	(10.6)	18.1
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA(g)	21.4	—	—	—	21.4	(0.8)	—	—	0.1	(0.7)
Depreciation in corporate expense	38.7	—	—	—	38.7	9.7	—	—	—	9.7
Other items(h)	46.2	1.9	4.8	(13.2)	39.7	9.2	8.6	2.3	25.2	45.3
Adjusted EBITDA	$717.2	$363.7	$312.8	$(72.9)	$1,320.8	$997.3	$398.4	$254.0	$(201.5)	$1,448.2

CAESARS ENTERTAINMENT CORPORATION
NOTES TO SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
___________________

(a)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(b)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(c)
Amounts primarily represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)	Amounts include certain costs associated with acquisition and development activities and reorganization activities, which are infrequently occurring costs.

(e)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.

(f)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company's employees.

(g)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC's existing notes and the credit agreement governing CEOC's senior secured credit facilities.

(h)
Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company's efficiency and cost-saving programs, business optimization expenses, the Company's insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, one time sales tax assessments and accruals, project start-up costs, and non-cash equity in earnings of non-consolidated affiliates (net of distributions). Additionally, in the current period CEOC includes $12.4 million of dividends from HIE Holdings.

(i)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC's unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(j)	Amounts include the results and adjustments of CERP on a stand-alone basis.

(k)
Amounts include the results and adjustments attributable to CGP LLC and Predecessor Growth Partners ("Predecessor") on a consolidated or combined, stand-alone basis. The financial information for the three and nine months ended September 30, 2013 does not reflect the impacts of the Formation Transaction, including the recording of non-controlling interest or the determination of taxes in accordance with the limited liability company structure of CGP LLC. Instead, the financial information, referred to as "Predecessor", presents the combination of the assets and entities that were purchased by or contributed to CGP LLC for the periods presented as that financial information was initially recorded in the underlying accounting records of Caesars Entertainment. The financial statement information of CGP LLC presented below have been prepared consistent with CGP LLC's presentation of its results presented on a stand-alone basis. As the properties were acquired from CEOC, CGP LLC has treated these acquisitions as a reorganization of entities under common control; accordingly all properties results are reported as if acquired as of the earliest period presented.

(l)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
LTM ADJUSTED EBITDA-PRO FORMA
Last twelve months ("LTM") Adjusted EBITDA-Pro Forma is defined as Adjusted EBITDA further adjusted to include Pro Forma adjustments related to properties and estimated cost savings yet-to-be-realized, as set forth in our secured credit facilities.
LTM Adjusted EBITDA-Pro Forma is presented as a supplemental measure of performance and management believes that LTM Adjusted EBITDA-Pro Forma provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of LTM Adjusted EBITDA-Pro Forma may not be comparable to other similarly titled measures of other companies.
The following table reconciles net income to LTM Adjusted EBITDA-Pro Forma for the last twelve months ended September 30, 2014.

	Twelve Months Ended September 30, 2014
(In millions)	CEOC	CERP
Net income/(loss) attributable to company	$(3,030.6)	$(876.9)
Interest Expense	2,199.7	376.5
Interest Income	(14.7)	—
Benefit for income taxes	(500.2)	(438.1)
Depreciation and amortization	326.5	154.6
Depreciation in corporate expenses	41.8	—
Amortization of intangible assets	59.9	52.1
Discontinued operations	23.3	—
EBITDA	(894.3)	(731.8)
Write-downs, reserves, and project opening costs, net of recoveries (a)	114.7	15.1
Acquisition and integration costs (b)	10.2	0.3
Loss on early extinguishment of debt (c)	115.8	37.1
Net income attributable to noncontrolling interests	4.4	—
Impairment of tangible and intangible assets (d)	1,328.1	1,133.6
Stock-based compensation expense (e)	52.4	1.7
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA (f)	31.2	—
Discontinued operations write-downs, reserves, and project opening costs, net of recoveries and impairments	208.6	—
Impact of consolidating The LINQ and Octavius Tower (g)	(37.2)	—
Other items (h)	59.1	2.6
Adjusted EBITDA	993.0	458.6
Pro Forma adjustments related to properties (i)	0.2	0.1
Pro Forma adjustment for estimated cost savings yet-to-be-realized (j)	94.8	14.0
Pro forma quarterly add back for Caesars Linq LLC (k)	—	60.7
LTM Adjusted EBITDA-Pro Forma	1,088.0	$533.4
Adjusted EBITDA-Pro Forma of CEOC's unrestricted subsidiaries	(12.4)
Adjusted EBITDA-Pro Forma of CEOC's discontinued operations(l)	9.9
LTM Adjusted EBITDA-ProForma - CEOC Restricted	1,085.5
LTM Adjusted EBITDA-ProForma - CEOC Property Sales (m)	(108.9)
LTM Adjusted EBITDA-ProForma - Management Fees (n)	7.2
LTM Adjusted EBITDA-ProForma - CEOC Adjusted for Property Sales and Management Fees	$983.8

(a)
Amounts primarily represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(b)	Amounts include certain costs associated with acquisition and development activities and reorganization activities, which are infrequently occurring costs.

(c)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(d)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(e)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company's employees.

(f)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC's existing notes and the credit agreement governing CEOC's senior secured credit facilities.

(g)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC, the related EBITDA impact is removed from the Adjusted EBITDA measure.

(h)
Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM Adjusted EBITDA-Pro Forma but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company's efficiency and cost-saving programs, business optimization expenses, the Company's insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, one time sales tax assessments and accruals, project start-up costs, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(i)
Amounts represent the estimated annualized impact of operating results related to newly completed construction projects, combined with the estimated annualized EBITDA impact associated with properties acquired during the period.

(j)
Amount represents adjustments to reflect the impact of annualized run-rate cost-savings and anticipated future cost savings to be realized from profitability improvement and cost savings programs. These amounts do not include the cost savings programs announced in this press release, as those measures were not finalized at September 30, 2014.

(k)
In accordance with the CERP Financing, EBITDA of the Linq for each fiscal quarter, through the fourth quarter of 2014, will be deemed to be equal to the greater of (i) $24.75 million or (ii) actual EBITDA.

(l)
Per CEOC's senior secured credit facilities, EBITDA related to the Company's discontinued operations are deducted from LTM Adjusted EBITDA - Pro Forma. Amount represents a loss of $9.9 million in discontinued operations for the last twelve months ended September 30, 2014.

(m)
Per CEOC's senior secured credit facilities, EBITDA related to the Company's divested properties is deducted from LTM Adjusted EBITDA - Pro Forma. Amount represents $108.9 million in Adjusted EBITDA related to CEOC's sale of four properties (The Cromwell, Bally's Las Vegas, The LINQ Hotel & Casino (formerly The Quad Resort & Casino), and Harrah's New Orleans) to CGP LLC in May 2014, following the sale of Planet Hollywood Resort & Casino to CGP LLC in October 2013 (the "Property Sales") for the last twelve months ended September 30, 2014.

(n)
Per CEOC's senior secured facilities, management fees related to the Company's divested properties are added to LTM Adjusted EBITDA-Pro Forma. Amount represents $7.2 million in management fees CEOC will receive from properties included in the Property Sales.